Exhibit 99.1

FOR IMMEDIATE RELEASE

Celsius Announces Corporate Access Fireside Covid-19 Update Call with B. Riley FBR Analyst Jeff Van Sinderen on
Tuesday, April 21st @ 4:00ET

Replay of Call Available to Investment Community after Call Commences

BOCA RATON, Fla., April 21, 2020 /PRNewswire/ -- Celsius Holdings, Inc. (the "Company" or "Celsius") (Nasdaq: CELH), maker of the leading global fitness drink, CELSIUS®, today announced that John Fieldly, President and Chief Executive Officer and Edwin Negron, Chief Financial Officer, will conduct a fireside chat corporate update call hosted by Jeff Van Sinderen, Research Analyst with B. Riley FBR on Tuesday, April 21, 2020 at 4:00ET.

Institutional investors who would like to join the live call and Q&A session can contact Jeff Van Sinderen for additional details:

Jeff Van Sinderen, Senior Analyst

B. Riley FBR, Inc.

(310) 966-9098 Office

jvansinderen@brileyfbr.com

A replay will be available upon the conclusion of the call and available at the following link:

https://www.celsiusholdingsinc.com/2020/04/brileycall/

About Celsius Holdings, Inc.

Celsius Holdings, Inc. (Nasdaq: CELH), is a global company with a proprietary, clinically proven formula for its master brand CELSIUS® and all its sub-brands. A lifestyle fitness drink and a pioneer in the rapidly growing performance energy sector, CELSIUS® has four beverage lines that each offer proprietary, functional, healthy-energy formulas clinically-proven to offer significant health benefits to its users. The four lines include, CELSIUS® Originals, CELSIUS HEAT™, CELSIUS® On-the-Go, and CELSIUS® Sweetened with Stevia. CELSIUS® has zero sugar, no preservatives, no aspartame, no high fructose corn syrup, and is non-GMO, with no artificial flavors or colors. The CELSIUS® line of products is Certified Kosher and Vegan. CELSIUS® is also soy and gluten-free and contains very little sodium. CELSIUS® is backed by six university studies that were published in peer-reviewed journals validating the unique benefits CELSIUS® provides. CELSIUS® is sold nationally at Target, CVS, Walmart, GNC, Vitamin Shoppe, 7-Eleven, Dick’s Sporting Goods, The Fresh Market, Sprouts and other key regional retailers such as HEB, Publix, Winn-Dixie, Harris Teeter, Shaw’s and Food Lion. It is also available on Amazon, at fitness clubs and in select micro-markets across the country. For more information, visit CELSIUS® at www.celsius.com or Celsius Holdings, Inc., at www.celsiusholdingsinc.com.

Investor Relations:

Cameron Donahue

Hayden IR

(651) 707-3532

cameron@haydenir.com